UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2011

ELLINGTON FINANCIAL LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue

Old Greenwich, CT 06870

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (203) 698-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K is being furnished by Ellington Financial LLC (the “Company”) pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Ellington Financial LLC (the “Company”) previously announced in a press release issued on January 28, 2011, that its senior management team will make a presentation at the 2011 Morgan Stanley Financials Conference at approximately 2:45 p.m. Eastern Time on Wednesday, February 2, 2011 at The New York Palace Hotel in New York City. The Company also announced in a Current Report on Form 8-K filed earlier on February 2, 2011, that a copy of the Company’s presentation materials will be available on the Company’s web site, www.ellingtonfinancial.com, under “For Our Shareholders-Presentations” starting at approximately 1:00 p.m. on February 2, 2011.

The Company has also opted to make a web cast of its presentation available. A live web cast of the presentation will be available at 2:45 p.m., Eastern time, on February 2, 2011, by going to
http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=EFC&item_id=3688971. In addition, interested parties may view the web cast for a period of thirty days after the presentation by going to the same link.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL LLC
(Registrant)

Date: February 2, 2011	By:	/S/ LISA MUMFORD
Lisa Mumford
Chief Financial Officer